EXHIBIT 10.15

FIRST INTERSTATE BANCSYSTEM, INC.
2004 RESTRICTED STOCK AWARD PLAN

     Section 1. Establishment and Purpose.

     1.1 Establishment. First Interstate BancSystem, Inc., a Montana corporation, hereby establishes a restricted stock award plan for the participants described herein which shall be known as the “FIRST INTERSTATE BANCSYSTEM, INC. 2004 RESTRICTED STOCK AWARD PLAN” (the “Plan”).

     1.2 Purposes. The primary purposes of the Plan are to establish incentives designed to recognize, reward, and retain highly qualified and competent individuals as officers, directors, and employees whose performance, contribution, and skills are critical to the Company and its Subsidiaries, and to promote the increased ownership of Stock by such officers, directors, and employees to stimulate their active interest in the development and financial success of the Company and its Subsidiaries.

     Section 2. Definitions.

     2.1 Defined Terms. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Change in Control” is defined in Section 14.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation Committee or other committee appointed by the Board to administer the Plan, or a subcommittee thereof.

(e)	“Company” means First Interstate BancSystem, Inc., a Montana corporation.

(f)	“Employee” means any person, including an officer or director of the Company or any Subsidiary, who is employed by the Company or a Subsidiary and who is compensated for such employment by a regular salary.

(g)	“Exchange Act” means the Securities Exchanged Act of 1934.

(h)	“Fair Market Value” means, as of any date, the value of Stock determined as follows:

(i)	If the Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean

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between the high bid and low asked prices for the Stock on the last market trading day prior to the date of determination; or

(iii)	In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board which may, in its sole discretion, utilize an independent third party to assist with the determination of the Fair Market Value of the Stock, which may take the form of a periodic appraisal of the Fair Market Value of a share of Stock valued as a minority interest.

(i)	“Participant” means an Employee of the Company who is designated by the Committee to participate in the Plan and who receives a Restricted Stock Award under the Plan.

(j)	“Plan” means this First Interstate BancSystem, Inc. 2004 Restricted Stock Award Plan.

(k)	“Restricted Stock Award” means an award of shares of Stock upon and subject to the terms, restrictions, and conditions of the Plan.

(l)	“Stock” means the common stock (without par value) of the Company.

(m)	“Subsidiary” means any now existing or hereafter organized or acquired corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the issued and outstanding ownership interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

     Section 3. Participants. Participants will consist of such officers, directors, and employees of the Company and its Subsidiaries as the Board, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Restricted Stock Awards under the Plan. Designation of a Participant in any year shall not require the Board to designate such person to receive a Restricted Stock Award in any other year or, once designated, to receive the same type or amount of Restricted Stock Awards as granted to the Participant or any other Participant in any year. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the amount, terms, and conditions of their respective Restricted Stock Awards.

     Section 4. Administration.

     4.1 Board Administration. The Plan will be administered by the Board unless and until the Board delegates, or is required to delegate, administration to the Committee, as provided in Sections 3(b) or 3(c) below. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all Participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other Board member or employee or by any agent

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to whom duties in connection with the administration of this Plan have been delegated, or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     4.2 Delegation to Committee. The Board may delegate all or any portion of administration of the Plan to the Committee. If administration is totally delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may terminate all or any portion of the Committee’s authority under the Plan at any time and revest the Board with all or any portion of the administration of the Plan. In addition, the Board (or the Committee to the extent Section 4.3 below is applicable) may delegate all or any portion of the administration of the Plan to the Company’s Chief Executive Officer, but only with respect to Awards to participants who are neither subject to Section 16 of the Exchange Act, nor are “covered employees” within the meaning of Section 162(m) of the Code.

     4.3 Required Delegation to Committee. The Board shall be required to delegate administration of the Plan to a committee, all of whose members shall be “non-employee directors,” effective on and after the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act. Any “nonemployee director” shall comply with the requirements of Rule 16b-3 of the Exchange Act as in effect at the relevant time and, to the extent necessary, Section 162(m) of the Code.

     Section 5. Shares Reserved under the Plan.

     5.1 Reserved Shares. Subject to adjustment under Section 7 hereof, there is hereby reserved for issuance under the Plan twenty-five thousand (25,000) shares of authorized and unissued common stock of the Company.

     5.2 Reacquired/Retained Shares. If shares are issued under the Plan in connection with a Restricted Stock Award hereunder and thereafter such shares are reacquired by the Company, those shares may again be used for new Restricted Stock Awards under the Plan. In addition, any shares retained by the Company pursuant to a Participant’s tax withholding election shall be added to the shares available for Restricted Stock Awards under the Plan. The Board shall determine the appropriate methodology for calculating the number of shares available for issuance pursuant to the Plan.

     Section 6. Restricted Stock Awards.

     6.1 Terms and Restrictions of Awards. Restricted Stock Awards will consist of Stock transferred to Participants without payment therefore as additional compensation for services to the Company. Restricted Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, restrictions requiring the forfeiture of shares to the Company upon termination of the Participant’s employment or service with the Company or any Subsidiary prior to satisfying a prescribed vesting schedule, or conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Board over a designated period of time. Each Restricted Stock Award shall be made pursuant to a written agreement between the Company and the Participant. The Board may require the Participant to deliver duly executed stock powers, endorsed in blank, relating to the Stock covered by such a Restricted Stock Award. The Board may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The Restricted Stock Award shall specify whether the Participant shall have, with

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respect to the shares of Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Stock of the Company, including the right to receive dividends and to vote shares.

     6.2 Other Provisions. Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Board determines appropriate, including without limitation, provisions for the acceleration or early termination of Restricted Stock Awards, and/or provisions for the payment of the Fair Market Value of Restricted Stock Awards to Participants in the event of a Change of Control of the Company, provisions for the forfeiture of Stock, restrictions on resale or other disposition of Stock, provisions to comply with Federal and State securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

     6.3 Award Limit. The maximum number of shares of Stock that may be subject to Restricted Stock Awards granted to a Participant under the Plan in any calendar year shall not exceed a Fair Market Value of $1,000,000.00.

     Section 7. Adjustment Provisions.

     7.1 Change in Number of Shares. If the Company shall at any time change the number of issued common shares without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan, and the number of shares covered by each outstanding Restricted Stock Award shall be equitably adjusted and the aggregate consideration payable to the Company, if any, shall not be changed.

     7.2 Merger, Consolidation or Reorganization. In the event of any merger, consolidation or reorganization of the Company with or into another Company other than a merger, consolidation or reorganization in which the Company is the continuing Company and which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Stock then subject to a Restricted Stock Award under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of shares of Stock of the Company will be entitled pursuant to the transaction. Notwithstanding any other provision of this Plan, without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or assumption of outstanding Restricted Stock Awards under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     7.3 No Fractional Shares. No fractional shares will be issued pursuant to a Restricted Stock Award due to any adjustment.

     Section 8. Restrictions on Stock Transferability.

     8.1 Nontransferability. Each Restricted Stock Award granted under the Plan to a Participant shall, unless otherwise set forth in the written Restricted Stock Award, not be transferable.

     8.2 Shareholder Agreement. The issuance of Stock pursuant to this Plan is expressly conditioned upon execution by the Participant receiving the Stock of the applicable Shareholder’s Agreement then in use by the Company, restricting the sale, transfer or encumbrance of the Stock.

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     8.3 Stock Legend. Certificates issued by the Company for Stock awarded pursuant to the Plan will contain a legend reciting the restrictions on the sale, transfer or encumbrance of the Stock under the Plan and as set forth in the applicable Shareholder’s Agreement then in use by the Company.

     Section 9. No Effect on Employment. A Participant’s right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate employment of a Participant or to increase or decrease the compensation of a Participant from the rate in existence at the time of the grant of a Restricted Stock Award.

     Section 10. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such minimum tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Board may, in its discretion and subject to any rules as it may adopt, permit an award or right holder to pay all or a portion of the minimum required federal, state and local withholding taxes arising in connection with the receipt or vesting of a Restricted Stock Award by electing to have the Company withhold shares of Stock having a Fair Market Value equal to the amount to be withheld.

     Section 11. Duration, Amendment and Termination. This Plan shall terminate upon the earlier of a termination by the Board or at such time as there shall be no remaining shares of Stock available for award hereunder. By mutual agreement between the Company and a Participant under this Plan or under any other present or future plan of the Company, Restricted Stock Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Restricted Stock Awards previously granted to a Participant under this Plan or any other present or future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, regulation, or stock exchange rule. No action authorized by this Section 11 shall reduce the amount of any outstanding Restricted Stock Awards or adversely change the terms or conditions thereof without the affected Participant’s consent.

     Section 12. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Montana (regardless of the law that might otherwise govern under applicable Montana principles of conflict of laws).

     Section 13. Indemnification Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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     Section 14. Dissolution or Change in Control. If the Company is dissolved or liquidated (a “Dissolution”) or if the Company is a party to a merger, reorganization, or consolidation in which the Company is not the surviving corporation (a “Change in Control”), then every Restricted Stock Award outstanding hereunder which has not vested shall vest immediately on the effective date of the Dissolution or Change in Control.

     Section 15. Effective Date of Plan. This Plan shall be effective as of April 1, 2004.